Calculation of Filing Fee Table

Form F-10

(Form Type)

Vizsla Silver Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Shares Debt Securities Subscription Receipts Warrants Units	Rule 457(o)	$400,000,000(1)	(1)	$400,000,000 (1)(2)	$0.0001102	$44,080 (1)(2)
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$400,000,000		$44,080
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$44,080

(1) There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, subscription receipts, warrants, and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$400,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.